Exhibit 5.1

Justice	Civil Legal Services SOA	Room 730 Woodsworth Building 405 Broadway Winnipeg, Manitoba CANADA R3C 3L6
PH: (204) 945-2846 FAX: (204) 948-2041
File No. FI03A0(158)
December 12, 2002		In reply please refer to:
Tom Hague, Director Legal Services

CIBC World Markets Corp.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Salomon Smith Barney Inc.

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
4 World Financial Center
New York, New York 10080

Dear Sir/Madam:

With reference to the requirements of paragraph (c) of Section 7 of the Underwriting Agreement dated December 5, 2002, (the “Underwriting Agreement”), between the Province of Manitoba (the “Province”) and CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Salomon Smith Barney Inc., as Representatives of the several Underwriters (the “Underwriters”) named in Schedule II thereto, providing for the sale of U.S. $350,000,000 aggregate principal amount of 2.75% Global Debentures Series EU Due January 17, 2006, of the Province (the “Debentures”) to the Underwriters, severally, I, as Director of Legal Services of the Department of Justice of the Province, have examined the following:

(a)	The Financial Administration Act, being the legislative authority under which the issue of the Debentures is authorized;

(b)	A copy of the Order of the Lieutenant Governor in Council of the Province with respect to the financing, No. 210/2002, approved on the 22nd day of May, 2002;

(c)	A copy of Registration Statements (File Nos. 333-101096 and 333-14038) including any documents incorporated therein by reference (collectively, the “Registration Statement”), and all amendments thereto filed by the Province with the Securities and Exchange Commission of the United States of America, as well as the Prospectus dated November 14, 2002, and the Prospectus Supplement dated December 5, 2002, (together called the “Prospectus”) constituting a part of such Registration Statement and filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended;

(d)	A copy of the Underwriting Agreement;

(e)	A copy of the Fiscal Agency Agreement;

(f)	Proof of the Global Debentures; and

(g)	Such other statutes, documents, records, certificates and proceedings as I have considered necessary for the purposes of this opinion.

Based on the foregoing, I advise you that, in my opinion:

1.	The Debentures have been duly authorized, executed, issued and delivered in accordance with the laws of the Province of Manitoba, the Order of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

2.	The Debentures rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on the date hereof;

3.	All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province of Manitoba have been duly obtained, and no such authorizations or approvals under the laws of Canada are necessary, for the authorization, execution and delivery by the Province of the Underwriting Agreement, the Fiscal Agency Agreement, and the Debentures and for the issuance, sale and delivery of the Debentures under the Underwriting Agreement;

4.	The Underwriting Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Manitoba and the Order of the Lieutenant Governor in Council of the Province applicable thereto, and there are no laws of Canada applicable thereto;

5.	There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province of Manitoba in respect of the Debentures, or the premium thereon, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Debentures in carrying on

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business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province of Manitoba;

6.	I have no reason to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; my opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and I do not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus, or filed as exhibits to the Registration Statement, which are not described and filed as required;

7.	The execution and delivery by the Province of the Underwriting Agreement, the Fiscal Agency Agreement, the creation, offering, issue and sale of the Debentures and the performance by the Province of its obligations under the Underwriting Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

8.	No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Debentures or in any manner questioning the authority and proceedings under which the Debentures are issued, or affecting the validity thereof, or contesting the title or official capacity of the Honourable Greg Selinger, Minister of Finance of the Province, who is authorized by Order of the Lieutenant Governor in Council No. 210/2002 to sign the Debentures, or the authority of any of the persons authorized to countersign the Debentures under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the said Debentures have been modified, repealed, revoked or rescinded in whole or in part.

In rendering the foregoing opinion, I have relied, with your approval, upon the opinion of Sullivan & Cromwell as to matters of United States law and procedure and I do not express any opinion as to the financial or statistical data contained in the Registration Statements and the Prospectus.

Also in rendering the foregoing opinion, I have assumed that the Global Debentures being delivered today are in the form of the Global Debenture proof examined by me and bear the seal of the Department of Finance of the Province, the signature of the Honourable Greg Selinger, the Minister of Finance of the Province, and the

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countersignature of a person authorized by Order of the Lieutenant Governor in Council of the Province No. 210/2002, which facts I have not verified by inspection.

Yours very truly,

/s/ Tom Hague
Tom Hague, Director
Legal Services
Department of Justice
Province of Manitoba

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MANITOBA

Order in Council

No. 210 /2002

On Matters of State

To The Honourable the Lieutenant Governor in Council

The undersigned, the Minister of FINANCE

submits for approval of Council a report setting forth that:

WHEREAS "The Financial Administration Act" provides in part as follows:

"49 No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government, the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways:

(a) by the issue and sale of provincial securities;

(b) from a bank, trust company, credit union or other financial institution;

(c) in any other manner.

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a) the principal amount of the provincial securities to be issued;

(b) the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c) the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d) the sale price of the provincial securities;

(e) the form, denomination and dates of issue and maturity of the provincial securities; and

(f) any other terms and conditions of the provincial securities.

50(4) The terms and conditions of provincial securities may include any provision that in the opinion of the Minister of Finance or designated officer is necessary or advisable to facilitate the sale of the provincial securities, including, without limiting the generality of the foregoing, a provision that

(a) the interest rate payable on the provincial securities or the amount of principal payable at maturity be calculated and paid with reference to the value of a share or commodity or with reference to an index or some other basis;

(b) the provincial securities may be redeemed before maturity at the option of the government or the holder; or

(c) the holder of the provincial securities be reimbursed by the government for withholding taxes, duties, assessments or charges imposed by law on or with respect to a payment under the provincial securities by the government to the holder.

PSF 40A – 8940100417
1991

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MANITOBA

Order in Council

210 /2002

No. ....

4. **THAT** provincial securities issued pursuant to this Order in Council shall be signed by the Minister of Finance holding office at the time such signature is so affixed and such signature may be manual, printed, engraved, lithographed or electronically or otherwise reproduced thereon, shall be sealed with the seal of The Department of Finance of the Province, which may be impressed, printed, engraved, lithographed or electronically or otherwise reproduced thereon, and shall be countersigned by the Deputy Minister of Finance or the Assistant Deputy Minister of Finance - Treasury Division or the Director of Capital Finance, Department of Finance, or the Assistant Director of Capital Finance, Department of Finance, or an officer of a financial institution appointed to countersign provincial securities issued pursuant to this Order in Council, or by any of the persons occupying the positions named in 2 above, or by any other person who may hereafter be appointed for that purpose, each of whom may countersign the provincial securities issued pursuant to this Order in Council or any of them under the designation of "Authorized Signing Officer", and any such countersignature may be manual or may be printed, engraved, lithographed or electronically or otherwise reproduced on the provincial securities, and that when so executed the provincial securities shall be valid and binding upon the Province notwithstanding any change in the person holding the office of Minister of Finance between the time the said signature of the Minister of Finance is affixed as aforesaid and the date of delivery of such provincial securities and notwithstanding that any person whose signature is reproduced as aforesaid may not have held office at the date of such provincial securities or at the date of delivery thereof.

5. **THAT** the Minister of Finance or the Deputy Minister of Finance or the Assistant Deputy Minister of Finance - Treasury Division or the Director of Capital Finance, Department of Finance, or the Assistant Director of Capital Finance, Department of Finance, be designated and authorized to do all acts and things that he or she considers necessary or advisable to satisfy the requirements of any jurisdiction pursuant to subsection 50(5) of *The Financial Administration Act.*

6. **THAT** the Minister of Finance or the Deputy Minister of Finance or the Assistant Deputy Minister of Finance - Treasury Division or the Director of Capital Finance, Department of Finance, or the Assistant Director of Capital Finance, Department of Finance, be authorized to appoint legal counsel or agents to act on behalf of the Minister of Finance and where appropriate to provide a legal opinion or perform such other services on behalf of the Province in respect of the raising of money by way of loan.

7. **THAT** the Minister of Finance or the Deputy Minister of Finance or the Assistant Deputy Minister of Finance - Treasury Division or the Director of Capital Finance, Department of Finance, or the Assistant Director of Capital Finance, Department of Finance, holding office on the date of this Order in Council or on any day thereafter, be authorized to certify in writing the amount of money that may be raised by way of loan on the credit of the government and it is declared that such certificate shall be conclusive evidence of the amount that may be raised and shall be binding on the government in respect of each loan made in accordance with this Order in Council.

8. **THAT** money raised by way of loan under authority of this Order in Council be used for one or more of the purposes set out in section 53 of *The Financial Administration Act.*

Initiating Department/Agency	
Department/Agency: FINANCE	Authorized Officer: [signature]
Approved by C.S.C.	Evidence: [signature]
Approved as to form by: Name: [signature]	
Civil Legal Services: ~~or Legislative Counsel~~	Initials: [initials]

Signature ....[signature]........

IN THE EXECUTIVE COUNCIL CHAMBER, WINNIPEG

Upon consideration of the foregoing report and recommendation Council advises that it be done as recommended.

May 22, 2002
Date

[signature]
President ~~or Presiding Member~~

AT GOVERNMENT HOUSE IN THE CITY OF WINNIPEG

Approved and Ordered this 22 day of May A.D. 2002

[signature]
Lieutenant Governor

PSF 40A – 8940100417
1991

Order in Council

No. 210/2002

Order

of

The Lieutenant Governor in Council

of

The Province of Manitoba

On Matters of State

Subject:

Authorize the Minister of Finance to arrange for the issue and sale of Province of Manitoba securities agg amount of $2,200,000,000 pursuant to the terms and conditions set forth herein. (Financial Administration Act)

Approved and Submitted by Council

the 22 day of May A.D. 19 2002

Approved and Ordered by The Honourable the Lieutenant Governor

the 22 day of May A.D. 19 2002

In the Executive Council Chamber, Winnipeg

The Honourable:

G. Doer
S. Ashton
B. Barrett
D. Chomiak
J. Friesen
R. Wowchuk
G. Mackintosh
E. Robinson
D. McGifford
M. Mihychuk
T. Sale
D. Caldwell
G. Selinger
S. Smith

I hereby certify that the within instrument is a true and correct copy of Order in Council

No. 210/2002

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this

6th day of December A.D. 2002

Clerk of the Executive Council